UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2008

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

560 Lexington Avenue, New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

(212) 704-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange (Former Name or Former Address, if Changed Since Last Report)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective June 3, 2008, Volt Information Sciences, Inc. (the “Company”) transferred its existing $200.0 million accounts receivable securitization program, which had been scheduled to expire in April 2009 (the “Old Securitization Program”), to a multi-buyer program administered by PNC Bank (the “Amended Securitization Program” and together with the Old Securitization Program, the “Securitization Program”). The Amended Securitization Program has a five-year term (subject to 364 day liquidity).

Under the Securitization Program, receivables related to the United States operations of the staffing solutions business of the Company and its subsidiaries are sold from time-to-time by the Company to Volt Funding Corp., a wholly-owned special purpose subsidiary of the Company (“Volt Funding”). Before the transfer to the Amended Securitization Program, Volt Funding, in turn, sold to Three Rivers Funding Corporation (“TRFCO”), an asset backed commercial paper conduit sponsored by Mellon Bank, N.A., an undivided percentage ownership interest in the pool of receivables Volt Funding acquires from the Company (subject to a maximum purchase by TRFCO in the aggregate of $200.0 million). The Company retained the servicing responsibility for the accounts receivable. At April 27, 2008, TRFCO had purchased from Volt Funding a participation interest of $140.0 million out of a pool of approximately $263.6 million of receivables.

Effective June 3, 2008, TRFCO transferred and assigned to Market Street Funding LLC (PNC Bank affiliate) and Relationship Funding Company, LLC, or the purchasers, its rights and obligations under the Securitization Program. Volt Funding will continue to sell pro-rata shares of trade accounts receivable to the two commercial paper conduits.

The Securitization Program is not an off-balance sheet arrangement as Volt Funding is a 100%-owned consolidated subsidiary of the Company.

The Amended Securitization Program is subject to termination by PNC Bank (with the consent of the majority purchasers) under certain circumstances, including, among other things, the default rate, as defined, on receivables exceeding a specified threshold, or the rate of collections on receivables failing to meet a specified threshold.

Except as specifically set forth herein, there have been no material changes from the Old Securitization Program.

This summary does not purport to be complete, and is qualified in its entirety by reference to the Amended and Restated Receivable Purchase Agreement, dated as of June 3, 2008, among Volt Funding, the various Buyers and Buyer Agents from time to time party thereto, the Company, as Servicer, and PNC Bank, National Association, as Administrator, and certain other ancillary agreements that will be filed as exhibits to the Company’s Form 10-Q for the third quarter ending July 27, 2008.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Creation of a Direct Financial Obligation

Information set forth in Item 1.01 is incorporated herein by reference.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.
Date:	June 9, 2008	By:	/s/ Jack Egan
Jack Egan, Chief Financial Officer